Exhibit 10.29

AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN RALPH E. FAISON AND PULSE ELECTRONICS CORPORATION

WHEREAS, Pulse Electronics Corporation (the “Company”) and Ralph E. Faison (the “Executive”) entered into an employment agreement dated January 4, 2011 (the “Agreement”) pursuant to which the Company employed the Executive as the Company’s President and Chief Executive Officer; and

WHEREAS, Section 4.2(d) of the Agreement required the Company to reimburse the Executive for certain moving and other relocation expenses incurred by the Executive as a result of the relocation of his residence to San Diego, California to assume his responsibilities as the Company’s President and Chief Executive Officer; and

WHEREAS, as of the date hereof, the Executive has submitted appropriate substantiation and documentation for the reimbursement of $105,373.52 in expenses pursuant to Section 4.2(d) of the Agreement, which is presently due and payable to the Executive in cash (the “Reimbursement Amount”); and

WHEREAS, the Company and the Executive desire to amend the Agreement to provide that the Company will pay such Reimbursement Amount to the Executive in the form of shares of common stock, par value $0.125 per share, of the Company (“Common Stock”), in lieu of cash.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.
The Company shall issue and transfer to the Executive 33,558 shares (the “Shares”) of Common Stock on the date hereof in full and final satisfaction of its obligation to pay the Reimbursement Amount to the Executive in cash.  Such Shares have an aggregate fair market value, based on the closing price of the Common Stock on the NYSE on September 15, 2011, equal to the Reimbursement Amount, which is currently due and payable to the Executive in cash as of the date hereof.

2.
The Executive understands that the offering, issuance, sale and transfer of the Shares is made without registration under the Securities Act of 1933, as amended (the "Securities Act"), or any securities law of any state of the United States or of any other jurisdiction.  The Company shall promptly deliver certificates representing the Shares to the Executive, which will be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

The Executive represents and warrants that he has the requisite capacity to purchase the Shares and to enter into this Agreement.  The Executive understands and accepts that the purchase of the Shares involves various risks, including the risks disclosed in the Company’s filings and reports with the U.S. Securities and Exchange Commission (the "Commission").

3.
The Executive confirms that he is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Shares.  As Chairman, President and Chief Executive Officer of the Company, the Executive is familiar with the business and financial condition and operations of the Company, and has had access to such information concerning the Company and the Shares as he deems necessary to enable him to make an informed investment decision concerning the purchase of the Shares.

4.
The Executive represents and warrants that (a) he has such knowledge, skill and experience in business, financial and investment matters that the Executive is capable of evaluating the merits and risks of an investment in the Shares; (b) with the assistance of the Executive’s own professional advisors, to the extent that the Executive has deemed appropriate, the Executive has made his own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Amendment to the Agreement; and (c) he has considered the suitability of the Shares as an investment in light of his own circumstances and financial condition and is able to bear the risks associated with an investment in the Shares.

5.
The Executive represents and warrants that he is an "accredited investor" as defined in Rule 501(a) under the Securities Act.  The Executive agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Shares.

6.
The Executive represents and warrants that he is acquiring the Shares solely for his own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares.  The Executive understands that the Shares have not been registered under the Securities Act or any State securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Executive and of the other representations made by the Executive herein.  The Executive understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

7.
The Executive understands that the Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the the Commission provide in substance that the Executive may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Executive understands that the Company has no obligation or intention to register any of the Shares.  Consequently, the Executive understands that he may be required to bear the economic risks of the investment in the Shares for an indefinite period of time.

8.
With a view to making available to the Executive the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(i)	make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)
use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”); and

(iii)
furnish to the Executive so long as he owns the Shares, a written statement by the Company as to its compliance with the reporting requirements of the Securities Act (including Rule 144 thereunder) and the Exchange Act.

9.
The Executive will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Shares under the Securities Act and all applicable state securities laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws.

10.
The Executive acknowledges that neither the Company nor any other person offered to sell the Shares to him by means of any form of general solicitation or advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

11.
Except as amended herein, the Agreement shall remain in full force and effect, including, without limitation, Section 4.2(d) of the Agreement, which requires the Company to reimburse the Executive for additional relocation expenses in accordance with and subject to the limitations set forth therein.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Amendment to the Agreement on this 16th day of September, 2011.

PULSE ELECTRONICS CORPORATION

By:	/s/ Drew A. Moyer
Name:	Drew A. Moyer
Title:	Senior Vice President and Chief Financial Officer

EXECUTIVE

/s/ Ralph E. Faison
Ralph E. Faison